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                                                                Exhibit 10.14(c)


                                       December 19, 2002


Banc of America Securities LLC
600 Montgomery Street
San Francisco, California 94111

Ladies and Gentlemen:

     1. Introduction. This agreement confirms our agreement with you ("BAS") relating to the modification of certain terms of the Letter Agreement (the "LETTER AGREEMENT") dated September 30, 2002, between BAS and Allied Capital Corporation, a Maryland corporation (the "COMPANY"), modifying certain terms of the Forward Issuance Agreement (the "FORWARD ISSUANCE AGREEMENT") dated August 31, 2000, between BAS and the Company. Each capitalized term not otherwise defined herein shall have the meaning assigned to such term in the Letter Agreement or the Forward Issuance Agreement, as applicable.

     2. Additional Fee. The payment date of the Additional Fee shall be changed from December 27, 2002 to March 31, 2003.

     3. Underwriting or Placement Commissions. The Company and BAS agree that with respect to any Issuance completed after December 31, 2002 and no later than March 31, 2003, BAS's underwriting or placement discount, commission or fee shall be changed from 3.0% of the aggregate gross proceeds of such Issuance to 2.75% of the aggregate gross proceeds of such Issuance.

     4. No Other Modification. Other than as specifically provided herein, this agreement shall not operate to modify any other terms of the Letter Agreement. The Letter Agreement shall remain in full force and effect after the execution of this agreement.

     5. Governing Law. This agreement shall be governed by and construed in accordance with the substantive law of the State of New York.

     6. Counterparts. This agreement may be issued in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

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     Please confirm your agreement with the foregoing by signing and returning a copy of this agreement to the undersigned.


                                        Very truly yours,

                                        ALLIED CAPITAL CORPORATION


                                        By: /s/ Kelly A. Anderson
                                            --------------------------
                                            Name: Kelly A. Anderson
                                            Title: EVP and Treasurer




Accepted and Agreed as of
the date first above written:

BANC OF AMERICA SECURITIES LLC

By: /s/ Derek Dillon
    --------------------------
     Name: Derek Dillon
     Title: Managing Director



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